UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

Financing Arrangements

On January 21, 2015, STW Resources Holding Corp. (the “Company”), entered into a Securities Purchase Agreement with 3 accredited investors (the "Purchase Agreement") pursuant to which the Company received aggregate gross proceeds of $750,000 and closed the related private offering (the "Offering"), pursuant to which it sold 5% Convertible Promissory Notes of the Company, in the form attached hereto as Exhibit 4.1, in the aggregate principal amount of $275,000.00 each (each a “Note” and collectively the “Notes”) (the Notes were sold at a 10% original issue discount). The Notes are convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at an initial conversion price of $0.65 per share, subject to adjustment as set forth in the Note (the “Conversion Price”); the Notes also maintain a 4.99% beneficial ownership cap on the number of shares issuable to each Note holder upon conversion. The maturity date of the Notes is July 21, 2015. The Notes bear an interest on the unpaid principal amount at the rate of five percent (5%) per annum (the “Interest”) from the date of issuance until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise.  Notwithstanding the foregoing, upon the occurrence of an Event of Default as defined in such Note, the principal amount of each Note shall automatically increase by $100,000.00 to a total of $375,000.00 and the conversion price shall adjust as detailed in the Note. Additionally, interest shall increase to fifteen percent (15%) per annum if payment is not made when due under the Note. The Company may prepare the Note following its five month anniversary on the terms set forth in the Note at the rate of 125% of the then outstanding balance of the Note.  Under the terms of the Note, the Company shall not effect certain corporate and business actions during the term of the Note, although some may be done with proper notice.

The Company will also issue 100,000 restricted shares of Common Stock to each investor as additional consideration for the purchase of the Note (the “Issuance Shares”).

Pursuant to the Purchase Agreement, with certain exceptions, the Note holders have a right of participation during the term of the Note; additionally, the Company granted the Note holder piggy back registration rights for the shares of Common Stock underlying the Notes.

The Company agreed to use the net proceeds from the Offering for general working capital purposes.

Pursuant to the Purchase Agreement, the Company agreed to pay Garden State Securities, Inc., who acted as a placement agent for the Offering, a cash fee of 10% of the gross proceeds from the Offering and issue them that number of shares of common stock equal to 8% of the number of shares that the Notes are convertible into at the Conversion Price on an as converted basis.

The Purchase Agreement contains representations and warranties by the Company and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; and no brokers used, and with respect to the investors: authorization, accredited investor status and investment intent.

The foregoing description of the terms of the Purchase Agreement and Notes is qualified in its entirety by reference to the provisions of the forms of the Purchase Agreement and Note which are filed as Exhibits 10.1 and 4.1 to this Current Report, respectively, and are incorporated by reference herein.

Important Notice regarding the Transaction Documents

The Purchase Agreement and Note (collectively, the "Transaction Documents") have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Settlement Agreements

On December 22, 2014, we entered into a settlement agreement (the “Settlement”) with Dufrane Nuclear Shielding, LLC (“Dufrane Nuclear”), a company controlled by Mr. Joshua Brooks (“Brooks”), the Company’s former Chief Operating Officer (See Section 5 below), to settle our outstanding debts with Dufrane Nuclear, which at the time of the Settlement exceeded $900,000.  Pursuant to the Settlement, the Company shall issue Dufrane Nuclear a $725,000 promissory note, which bears interest at the rate of 10% per annum (the “Note”).  The Note is due and payable in equal monthly installments beginning on January 15, 2015 and continuing until December 15, 2016, when a balloon payment for all then outstanding amounts under the Note shall be paid.  Dufrane Nuclear maintains the right to charge a 5% late fee if the Company is late on any of its payments due under the Note and interest shall increase to 18% per annum on any matured, unpaid amounts.  If the Company fails to comply with any terms or conditions of the Settlement, including the terms of the Note, the Company shall immediately pay Brooks $30,000, which amount shall accrue 18% interest per annum until paid in full.

As part of the Settlement, Mr. Brooks shall be released from all personal guarantees previously entered into with the Company; failure to do so constitutes an event of default under the Note.  Additionally, the Company will return all vehicles owned by Mr. Brooks to him and maintains the option to return all vehicles and equipment previously leased from Dufrane Nuclear or enter into a new rental agreement with Dufrane Nuclear.

Brooks and Dufrane Nuclear agreed to refrain from performing rig washing, pipeline construction or water reclamation services to or for any of the Company’s or Black Pearl Energy, LLC’s current customers with whom they have master service agreements, for a period of one year; Brooks and Dufrane Nuclear shall also refrain from soliciting same, with limited exceptions, during such time period.

Pursuant to the Settlement, the parties, along with specified others, released each other from any and all claims they may have against each other.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The shares of common stock, including the shares underlying the Notes, issued in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506(b)) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.  The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same; the information contained herein is merely included to disclose the terms of the transaction mentioned herein.

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Principal Officers

On December 24, 2014, the Company’s Chief Operating Officer, Joshua Brooks resigned from such position, as well as from any other position he held with the Company and its subsidiaries, to pursue other business opportunities.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Settlement Agreement (to be provided via amendment)
4.1	Form of 5% Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2015	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO